As filed with the Securities and Exchange Commission on November 1, 2021

Registration No. 333-
________________________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Credit Acceptance Corporation
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation or organization)	38-1999511 (I.R.S. Employer Identification No.)
______________
25505 West Twelve Mile Road Southfield, Michigan (Address of Principal Executive Offices)	48034 (Zip Code)
Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan
(Full title of the plan)
______________

Erin J. Kerber
Credit Acceptance Corporation
25505 West Twelve Mile Road
Southfield, Michigan 48034
(Name and address of agent for service)

(248) 353-2700
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, $.01 par value	750,000 shares	$592.09	$444,067,500.00	$41,165.06
(1)    Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement covers any additional shares to be offered or issued under the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan pursuant to terms that provide for a change in the amount of securities being offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)    Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices per share of the Common Stock reported in the consolidated reporting system as of October 27, 2021.
(3)    Calculated in accordance with Section 6(b) of the Securities Act by multiplying 0.0000927 by the proposed maximum aggregate offering price (as computed in accordance with Rule 457 under the Securities Act solely for the purpose of calculating the registration fee for the securities registered hereby).

INCORPORATION OF CONTENTS OF PRIOR
REGISTRATION STATEMENTS

Pursuant to General Instruction E of Form S-8, the contents of registration statement numbers 333-120756 and 333-187105 are incorporated herein by reference.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents previously filed by Credit Acceptance Corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) are incorporated by reference into this registration statement:

•the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 10-K”), and Amendment No. 1 to the 2020 10-K;

•the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021, June 30, 2021, and September 30, 2021;

•the Company’s Current Reports on Form 8-K filed with the Commission on February 1, 2021 (solely with respect to Item 8.01), February 4, 2021, February 24, 2021, May 26, 2021, June 17, 2021, July 21, 2021, September 1, 2021, September 8, 2021, October 1, 2021, and October 12, 2021, and the Company’s Current Report on Form 8-K dated April 26, 2021 and filed with the Commission on April 29, 2021 (solely with respect to Item 5.02); and

•the description of the Company’s common stock set forth in Exhibit 4.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this registration statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 5.    Interests of Named Experts and Counsel.

The validity of the shares of the Common Stock, $.01 par value, of the Company being registered pursuant to this registration statement has been passed upon for the Company by Erin J. Kerber, Chief Legal Officer of the Company. As of November 1, 2021, Ms. Kerber was the beneficial owner of 993 shares of the Company’s Common Stock. Ms. Kerber also holds 2,766 vested restricted stock units and 35,000 unvested stock options and is a participant in the Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan.

Item 8.    Exhibits.

Exhibit No.	Description

4.1	Articles of Incorporation, as amended July 1, 1997 (incorporated by reference to Exhibit 3(a)(1) to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997).
4.2	Amended and Restated Bylaws of the Company, as amended July 1, 2020 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed July 6, 2020).
5.1	Opinion of Erin J. Kerber, Chief Legal Officer of Credit Acceptance Corporation.*
23.1	Consent of Grant Thornton LLP.*
23.2	Consent of Erin J. Kerber, Chief Legal Officer of Credit Acceptance Corporation (included in Exhibit 5.1).*
24.1	Power of attorney (included on signature page).*
99.1	Credit Acceptance Corporation Amended and Restated Incentive Compensation Plan (incorporated by reference to Annex A to the Company’s definitive proxy statement on Schedule 14A, filed June 10, 2021).

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Southfield, State of Michigan, on November 1, 2021.

CREDIT ACCEPTANCE CORPORATION

By:	/s/ KENNETH S. BOOTH
Kenneth S. Booth
Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Credit Acceptance Corporation, a Michigan corporation, hereby constitutes and appoints Kenneth S. Booth and Erin J. Kerber, and each of them individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, in his or her name and on his or her behalf, in any and all capacities, to sign this registration statement and any and all amendments thereto, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things whatsoever that any said attorney-in-fact or agent may deem necessary or advisable to be done or performed in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, and hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or their or his or her substitute or substitutes, shall do or cause to be done by virtue of this power of attorney.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on November 1, 2021:

Signature	Title

/s/ KENNETH S. BOOTH	Chief Executive Officer and Director
Kenneth S. Booth	(Principal Executive Officer and Principal Financial Officer)

/s/ JAY D. MARTIN	Senior Vice President – Finance & Accounting
Jay D. Martin	(Principal Accounting Officer)

/s/ THOMAS N. TRYFOROS	Lead Director
Thomas N. Tryforos

/s/ GLENDA J. FLANAGAN	Director
Glenda J. Flanagan

/s/ VINAYAK R. HEGDE	Director
Vinayak R. Hegde

/s/ SCOTT J. VASSALLUZZO	Director
Scott J. Vassalluzzo

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